EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-8 (dated July 17, 2002) of our report dated May 8, 2001, relating to the consolidated financial statements of Infinity, Inc. and Subsidiaries as of March 31, 2001, and for the year then ended, appearing in the Company's Annual Report on Form 10-KSB for the nine month transition period ended December 31, 2001.




/s/ Sartain Fischbein & Co.

Sartain Fischbein & Co.
Tulsa, Oklahoma
July 17, 2002